UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Analogic Corporation

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Analogic Corporation

Notice of Annual Meeting of Stockholders of

Analogic Corporation to be held on January 26, 2009

The Annual Meeting of Stockholders of Analogic Corporation will be held at our headquarters, located at 8 Centennial Drive, Peabody, Massachusetts 01960, on Monday, January 26, 2009 at 11:00 a.m. (Eastern time) for the following purposes:

(1) To elect two (2) Class II directors for a one-year term, to hold office until the 2010 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

(2) To consider and act upon amendments to our Articles of Organization and By-laws to implement majority voting in connection with the election of directors.

(3) To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2009.

(4) To act upon any and all matters incidental to any of the foregoing and transact such other business as may legally come before the meeting or any adjourned session or sessions thereof.

Our board of directors has fixed the close of business on November 27, 2008 as the record date for determining the stockholders having the right to notice of and to vote at the meeting.

                    JOHN J. FRY

                    Secretary

                    , 2008

IF YOU ARE ENTITLED TO VOTE AT THE MEETING,

KINDLY EXECUTE AND MAIL THE ENCLOSED PROXY

Analogic Corporation

8 Centennial Drive

Peabody, Massachusetts 01960

PROXY STATEMENT

For the Annual Meeting of Stockholders

to be held on January 26, 2009

This proxy statement is furnished on behalf of the board of directors (which we refer to as our board) of Analogic Corporation (which we refer to as we, us, or Analogic) in connection with the solicitation of proxies for use at our annual meeting of stockholders (which we refer to as the meeting) to be held on Monday, January 26, 2009 at 11:00 a.m. (Eastern time) at our headquarters, and is being mailed, together with the form of proxy solicited, on or about                     , 2008, to each of our stockholders of record as of the close of business on November 27, 2008. You may obtain directions to the location of the meeting by contacting our Investor Relations Department at 978-326-4213 or at the “About Analogic” link on our website, which is located at www.analogic.com.

The enclosed proxy, if executed and returned, will be voted by the persons named in the proxy as directed in the proxy and, in the absence of such direction, for the election of the two nominees as directors, for approval of the amendments to our Articles of Organization and By-laws in connection with majority voting for directors, and in accordance with their best judgment as to any other matters which are properly brought before the meeting.

Any stockholder giving a proxy in the enclosed form retains the power to revoke it at any time prior to the exercise of the powers conferred thereby. Such revocation may be effected by any means which are sufficient to revoke a power of attorney, including the giving of written notice of revocation to us at the above address or to our transfer agent, or the execution and delivery to us or our transfer agent of a subsequent proxy. Attendance of the stockholder at the meeting in person will not, however, be deemed to revoke the proxy unless the stockholder affirmatively indicates his/her intention to vote the shares in person by so advising the presiding officer or the Secretary at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on January 26, 2009

This proxy statement and our 2008 Annual Report to Stockholders for the fiscal year ended July 31, 2008 are available at www.proxyvote.com.

To request a printed copy of the proxy statement, annual report and form of proxy relating to our future shareholder meetings, visit www.proxyvote.com, telephone: 1-800-579-1639, or send an email to sendmaterial@proxyvote.com.

Quorum and Vote Required

The holders of record of shares of our common stock, $.05 par value (which we refer to as common stock), at the close of business on November 27, 2008, may vote at the meeting. On November 27, 2008, there were issued and outstanding             shares of common stock. Each share of common stock is entitled to one vote on each of the matters considered at the meeting.

The holders of a majority of the shares of common stock issued and outstanding at the close of business on November 27, 2008, shall constitute a quorum for the transaction of business at the meeting. Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the meeting.

The affirmative vote of the holders of a plurality of the votes cast by the holders of common stock is required for the election of directors. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock is required for approval of the majority voting proposal. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for ratification of the appointment of our independent registered public accounting firm. Shares that abstain from voting as to a particular matter and shares held in “street name” by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter will not be considered to have voted with respect to the respective matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting for the election of directors or the ratification of the appointment of our independent registered accounting firm, but will have the same effect on the majority voting proposal as a vote against that proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

Currently, our board is comprised of 10 members, consisting of three Class I directors, whose terms will expire at the 2011 meeting of stockholders (the “2011 annual meeting”); three Class II directors, whose terms will expire at the meeting; and four Class III directors, whose terms will expire at the annual meeting of stockholders to be held in January 2010 (the “2010 annual meeting”). Our Articles of Organization and By-laws provide for a transition of our board from a classified board into a declassified board, so that ultimately all directors will be elected annually for a one-year term. The declassification process is taking place as follows: at the meeting, the Class II directors will be elected for a one-year term; at the 2010 annual meeting, the Class II directors and the Class III directors will be elected for a one-year term; and at the 2011 annual meeting (and at each annual meeting thereafter), all directors will be elected for a one-year term.

As noted above, the terms of our three Class II directors, James J. Judge, Bruce W. Steinhauer, and Gerald L. Wilson, will expire at the meeting. Mr. Judge and Dr. Wilson have been nominated for re-election as Class II directors, to hold office until our 2010 annual meeting, and until their respective successors have been duly elected and qualified. Bruce W. Steinhauer was not nominated for re-election because he announced on September 22, 2008 that he would not stand for re-election as a member of the board at the meeting.

The persons named in the enclosed proxy will vote to elect as directors the two nominees named above, both of whom are presently directors of Analogic, unless and to the extent authority to vote for the election of one or both of the nominees is withheld by marking the proxy to that effect. In the event that either nominee should be unable to serve, discretionary authority is reserved for the named proxy holders to vote for a substitute, or to reduce the number of directors to be elected, or both. Management has no reason to believe that either of the nominees will be unwilling or unable to serve if elected.

The following table sets forth certain information with respect to each director and nominee for director, including the year in which the term of office of each director and nominee for director (if elected) expires. Nominees for Class II director are indicated by an asterisk (*).

Our board of directors recommends a vote “FOR” each of the nominees.

Name	Age	Principal Occupation or Employment	Director Since
If elected, term expires in 2010:
James J. Judge* (1)(3)	52	Senior Vice President, Chief Financial Officer and Treasurer of NSTAR Corporation	2005

Bruce W. Steinhauer (1)(2)(3)	75	Professor of Medicine, University of Tennessee College of Medicine;, Former President and Chief Executive Officer of The Regional Medical Center at Memphis	1993

Gerald L. Wilson* (1)(2)(4)	69	Vice Chairman of the Board of Analogic Corporation; Former Dean, School of Engineering, and Professor, Massachusetts Institute of Technology	1980

Term expires in 2010:
Bernard M. Gordon	81	Founder and Former Chairman of the Board, President and Chief Executive Officer of Analogic Corporation	1969

James W. Green	50	President and Chief Executive Officer of Analogic Corporation	2007

Fred B. Parks (2)(3)(4)	61	Former Chairman of the Board of Directors and Former Chief Executive Officer of Urologix, Inc.	2007

Name	Age	Principal Occupation or Employment	Director Since
Sophie V. Vandebroek (2)(4)	46	Vice President and Chief Technology Officer of Xerox Corporation and President of the Xerox Innovation Group	2008

Term expires in 2011:
M. Ross Brown (4)	74	Retired Vice President of Analogic Corporation	1984

Michael T. Modic (2)(3)(4)	58	Chairman of the Neurological Institute at the Cleveland Clinic Foundation	2001

Edward F. Voboril (1)(3)	66	Chairman of the Board of Analogic Corporation; Former Chairman of the Board of Directors and Former Chief Executive Officer of Greatbatch, Inc.	1990

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Nominating and Corporate Governance Committee.

(4)	Member of Technology Committee

M. Ross Brown retired from Analogic in November 1999. Mr. Brown joined us in August 1984 and was responsible for managing our manufacturing operations.

Bernard M. Gordon was our Chairman of the Board from 1969 to April 2004 and from November 8, 2006 through January 28, 2008, and was President from 1980 to 1995 and from October 2001 to April 2003. Mr. Gordon was our Executive Chairman from February 2002 to April 2004 and from November 2006 to May 2007, in which capacity he served as our Chairman of the Board and as our principal executive officer. Mr. Gordon served as our “Advisor to the President” from May 21, 2007 through July 31, 2007. Mr. Gordon was our Chief Executive Officer from 1973 to 2000 and from February 2002 to August 2003. Mr. Gordon is the Chairman of the Board of Trustees of the Lahey Clinic. Mr. Gordon has been the Executive Chairman and the Chairman of the Board of Directors of Neurologica Corp. since February 2005. From February 2004 to February 2005, he was that company’s Chairman of the Board of Directors, and from February 2004 to April 2006, he was its Chief Executive Officer. Neurologica Corp. develops and manufactures imaging equipment for neurological scanning applications.

James W. Green joined us as President and Chief Executive Officer in May 2007. Mr. Green was previously Regional Vice President, California Division, of Quest Diagnostics Incorporated, a leading provider of diagnostic testing, information, and services, from April 2005 to May 2007. Before joining Quest Diagnostics Incorporated, Mr. Green was Senior Vice President & General Manager of Computed Tomography for Philips Medical Systems, a global leader in the business of developing, manufacturing, and marketing computed tomography equipment used in medical imaging applications, from October 2001 to April 2005.

James J. Judge has been the Senior Vice President, Chief Financial Officer, and Treasurer of NSTAR Corporation, a Massachusetts-based utility company, since 1999. Prior to that, he held a number of executive positions at BEC Energy/Boston Edison.

Dr. Michael T. Modic has been Chairman of the Neurological Institute at the Cleveland Clinic Foundation in Cleveland, Ohio since 2006. From 1989 to 2005, he was Chairman of the Division of Radiology at the Cleveland Clinic Foundation. He was a member of the Board of Governors of the Cleveland Clinic Foundation from 2000-2005. Since July 2005, Dr. Modic has been a Professor of Radiology, Cleveland Clinic Lerner College of Medicine at CWRU. From 1993 to 2004, Dr. Modic was a Professor of Radiology at The Ohio State University College of Medicine and Public Health.

Dr. Fred B. Parks served as Chairman of the Board and Chief Executive Officer of Urologix, Inc. from May 2003 to February 2008. From 1999 to 2003, prior to joining Urologix, Dr. Parks was Chief Executive Officer of Philips Medical Systems-Cleveland (“Philips”) and, prior to its acquisition by Philips, President and Chief Executive Officer of Marconi Medical Systems.

Dr. Bruce W. Steinhauer is a Professor of Medicine at the University of Tennessee College of Medicine. Dr. Steinhauer retired in November 2006 as President and Chief Executive Officer of The Regional Medical Center at Memphis, where he had served in those capacities since 1998.

Dr. Sophie V. Vandebroek has been Corporate Vice President and Chief Technology Officer of Xerox Corporation and President of the Xerox Innovation Group, since 2006. From 2002 until December 2005, Dr. Vandebroek was Chief Engineer of Xerox Corporation and Vice President of the Xerox Engineering Center. Xerox Corporation develops, markets, and finances a range of document equipment, software, solutions, and services. She is a Fellow of the Institute of Electrical and Electronics Engineers (IEEE), a trustee of Worcester Polytechnic Institute, and a member of the board of directors of the American Electronics Association.

Edward F. Voboril served as Chairman of the Board of Directors of Greatbatch, Inc. of Clarence, New York, from 1997 until January 31, 2008. He served as that company’s President and Chief Executive Officer from 1990 to August 2006. Greatbatch, Inc. is a developer and manufacturer of power sources, wet tantalum capacitors, and precision engineered components and sub-assemblies used in implantable medical devices. Since July 2008, Mr. Voboril has served as a member of the Board of Directors of Iris International, Inc., a Chatsworth, California supplier of in vitro diagnostic products.

Dr. Gerald L. Wilson is the former Dean of the School of Engineering at the Massachusetts Institute of Technology (or MIT) and the Vannevar Bush Professor of Engineering at MIT. Dr. Wilson has served on MIT’s faculty since 1965 and currently serves as a Professor of Electrical and Mechanical Engineering. He is a trustee of NSTAR Corporation, a Massachusetts-based utility company.

CORPORATE GOVERNANCE

The board has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. The board reviews its governance practices on an ongoing basis in light of the Sarbanes-Oxley Act of 2002, the rules and regulations of the United States Securities and Exchange Commission (or SEC), and the listing standards of the NASDAQ Stock Market (or NASDAQ). This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines, committee charters, as most recently amended, and code of business conduct and ethics described below are posted on the Corporate Governance section of our website, which is located at www.analogic.com. Alternatively, you can request a copy of any of these documents by writing to Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: John J. Fry, Vice President, General Counsel, and Secretary.

Corporate Governance Guidelines

The board has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities, and to serve our best interests and those of our stockholders. The corporate governance guidelines provide a framework for the conduct of the board’s business and specify, among other matters, that:

•	the principal responsibility of the directors is to oversee the management of Analogic;

•	a majority of the members of the board shall be independent directors;

•	the independent directors shall meet in executive session at least semi-annually to discuss, among other matters, the performance of our Chief Executive Officer;

•	directors have full and free access to our officers and employees and, as necessary, independent advisors;

•	the board and our management shall conduct a mandatory orientation program for new directors, and all directors are expected to be involved in continuing director education on an ongoing basis; and

•	the board’s responsibilities include evaluating the overall effectiveness of the board and its committees.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal operating officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We intend to post on our website all disclosures that are required by law or NASDAQ’s listing standards concerning any amendments to, or waivers of, any provision of our code of business conduct and ethics.

Board Committees

The board has established four standing committees—Audit, Compensation, Nominating and Corporate Governance, and Technology—each of which operates under a charter that has been approved by the board. A copy of each committee’s charter is posted on the Corporate Governance section of our website, which is located at www.analogic.com.

The board has determined that all of the members of each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent as defined under NASDAQ rules applicable to us, including, in the case of all of the members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act).

Audit Committee

Our Audit Committee’s responsibilities include:

•	appointing, overseeing the independence of, and setting the compensation of our independent registered public accounting firm;

•	overseeing our independent registered public accounting firm, including through the receipt and consideration of certain reports made by our independent registered public accounting firm;

•	reviewing and discussing with management and our independent registered public accounting firm our audited financial statements;

•	coordinating the board’s oversight of our internal accounting controls for financial reporting, our disclosure controls and procedures, and our code of business conduct and ethics;

•	establishing procedures for the receipt, retention, and treatment of complaints and concerns regarding accounting or auditing matters;

•	meeting separately with our independent registered public accounting firm and with management; and

•	preparing the audit committee report required by SEC rules (which is included on page 34 of this proxy statement).

Our board has determined that Mr. Judge is an “audit committee financial expert” as defined in the SEC rules.

The current members of our Audit Committee are Mr. Judge, Chairman, Dr. Steinhauer, Mr. Voboril, and Dr. Wilson. Our Audit Committee met five times during the fiscal year ended July 31, 2008 (which we refer to as fiscal 2008).

Compensation Committee

Our Compensation Committee’s responsibilities include:

•	annually reviewing and approving the compensation of our Chief Executive Officer;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and making recommendations to the board with respect to incentive-compensation plans and equity-based plans; and

•	reviewing and making recommendations to the board with respect to director compensation.

The current members of our Compensation Committee are Dr. Modic, Dr. Parks, Chairman, Dr. Steinhauer, Dr. Vandebroek, and Dr. Wilson. Our Compensation Committee met eleven times during fiscal 2008.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of the board;

•	recommending to the board the persons to be nominated for election as directors and for election to each of the board’s committees;

•	developing and recommending to the board a set of corporate governance guidelines.

The current members of our Nominating and Corporate Governance Committee are Mr. Judge, Dr. Modic, Dr. Parks, Dr. Steinhauer, Chairman, and Mr. Voboril. Our Nominating and Corporate Governance Committee met eight times during fiscal 2008.

Technology Committee

Our Technology Committee’s purpose is to assist the board in its oversight of Analogic’s technology initiatives. The Technology Committee’s responsibilities include:

•

assessing and advising the board regarding our technology strategy, including: the long-term, strategic goals of our research and development (which we refer to as R&D) investments; technology and market trends relevant to our strategic direction; emerging technologies and markets consistent with or complementary to our strategic direction; and our overall technological competitiveness;

•	providing the board with technological guidance relevant to matters such as proposed market entries and exits, acquisitions and divestitures, and significant R&D investments; and

•

assessing and advising the board regarding our technology infrastructure, including the strength and competitiveness of our strategic and product planning procedures, programs for attracting, developing and retaining key technical personnel and technical leadership, R&D facilities and equipment, and programs for identifying, protecting, and exploiting our intellectual property.

The current members of our Technology Committee, which was created in fiscal 2008, are Mr. Brown, Dr. Modic, Dr. Parks, Dr. Vandebroek, and Dr. Wilson, Chairman. Our Technology Committee met three times during fiscal 2008.

Director Independence

Under NASDAQ rules applicable to us, a director of Analogic qualifies as an “independent director” only if, in the opinion of the board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board has determined that none of

Mr. Judge, Dr. Modic, Dr. Parks, Dr. Steinhauer, Dr. Vandebroek, Mr. Voboril, or Dr. Wilson has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules. The board also has determined that all of the current members of our Audit, Compensation, and Nominating and Corporate Governance Committees are independent as defined under NASDAQ rules.

Director Candidates

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our corporate governance guidelines. Among other matters, these criteria specify that director nominees should have a reputation for integrity, demonstrated business acumen, a commitment to understand us and our industry, and the interest and ability to act in the interests of all of our stockholders. The committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective director nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the candidates’ names, together with appropriate biographical information and background materials and a statement as to the stockholder’s ownership of common stock as of the date on which such recommendation is made, to Nominating and Corporate Governance Committee, c/o John J. Fry, Vice President, General Counsel, and Secretary, Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960. Assuming that appropriate biographical and background materials have been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting of stockholders.

Stockholders also have the right under the By-laws to nominate director candidates directly, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the board, by following the procedures set forth in Article II, Section 15, of our By-laws. A stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors only if written notice of such stockholder’s intent to make such nomination or nominations has been given to our Secretary not later than ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Any stockholder notice of nomination shall contain the information set forth in Article II, Section 15, of our By-laws.

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Chairman of the Board, with the assistance of our Vice President, General Counsel, and Secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Chairman of the Board considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to the Board of Directors, c/o John J. Fry, Vice President, General Counsel, and Secretary, Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960.

Board Meetings and Attendance

The board met twelve times during fiscal 2008, either in person or by teleconference. During fiscal 2008, each director attended at least 75% of the aggregate number of board meetings and meetings held by all committees on which the director then served.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the directors’ attendance at our annual meetings of stockholders. Our practice, however, is to have a meeting of the board immediately following the annual meeting of stockholders. All directors attended the January 2008 annual meeting of stockholders.

DIRECTOR COMPENSATION

The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to the board when appropriate. Non-employee directors receive annual cash retainers, meeting fees, and annual equity awards for their service. No compensation is paid to any director for his or her service as such if that director is an employee of ours. For fiscal 2008, the following compensation was paid to non-employee directors:

The monthly cash retainers for the Chairman of the Board and Vice Chairman of the Board were $10,000 and $4,000, respectively, for fiscal 2008. The annual cash retainer for directors was $25,000 for fiscal 2008. As further described below, beginning in fiscal 2008, the non-employee directors have had the option to defer their annual cash retainer in the form of deferred stock units (which we refer to as DSUs). An annual share retainer of $35,000, which is granted under the Analogic Corporation Non-Employee Director Stock Plan, was introduced in fiscal 2008. Prior to fiscal 2008, non-employee directors did not receive annual share retainers. The non-employee directors may elect to defer this retainer in the form of DSUs. The annual fee for the director who serves as chairman of the Audit Committee was $10,000 for fiscal 2008. In addition, the director who serves as chairman of the Compensation Committee or the Nominating and Corporate Governance Committee is entitled to an annual fee of $3,000; and the director who serves as chairman of the Technology Committee is entitled to an annual fee of $7,500. Each of our directors who is not also an employee of Analogic is entitled to a fee of $1,500 per meeting for each meeting of the board or any board committee attended in person, and a fee of $1,000 per meeting for each meeting of the board or any board committee attended by telephone, together with reimbursement of travel expenses under certain circumstances.

In June 1996, the board adopted and our stockholders approved at the January 1997 Annual Meeting of Stockholders, the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors, which was amended by the board on December 8, 2003, and approved by the stockholders at the January 2004 Annual Meeting of the Stockholders, and as further amended by the board on September 20, 2006 (which we refer to as the 1997 Plan). Pursuant to the 1997 Plan, options to purchase 150,000 shares of common stock may be granted only to our directors or directors of any of our subsidiaries who are not employees of Analogic or any such subsidiary. The exercise price of options granted under the 1997 Plan is the fair market value of the common stock on the date of grant. The 1997 Plan provides that each new non-employee director who is elected to the board shall be granted an option to acquire 5,000 shares, effective as of the date on which he or she is first elected to the board.

The 1997 Plan further provides that every four years from the date on which a non-employee director was last granted a non-employee director option, that non-employee director shall be granted an option to acquire 5,000 shares, effective as of the date of that fourth anniversary.

Options granted under the 1997 Plan become exercisable in three equal annual installments on each of the first three anniversaries of the date of grant, and expire ten years after the date of grant. In fiscal 2008, grants of options were made under the 1997 Plan to Mr. Voboril, Dr. Wilson, Mr. Brown, Mr. Gordon, Dr. Parks, Dr. Steinhauer, and Mr. John A. Tarello, who resigned as a director effective July 31, 2008. The 1997 Plan is administered by the board.

On January 28, 2008, our stockholders approved a new share-based director compensation plan for the non-employee members of the board named the Analogic Corporation Non-Employee Director Stock Plan (which we refer to as the 2008 Plan). The 2008 Plan provides for an Annual Share Retainer to be granted to each participant on each February 1. The Annual Share Retainer for calendar year 2008 had a value of $35,000. The number of shares of common stock a participant will receive as a result of the Annual Share Retainer is equal to the quotient determined by dividing the dollar value of the Annual Share Retainer by the fair market value of a share of common stock on February 1 of the relevant year. The dollar value of the Annual Share Retainer may be adjusted from year to year as determined by the board after review by and a recommendation from the Compensation Committee, subject to a maximum annual dollar amount of $70,000 per non-employee director.

Participants are not required to pay any purchase price for the Annual Share Retainer. Each participant may elect to receive some or all of (i) his or her Annual Share Retainer for a given calendar year or (ii) his or her Annual Cash Retainer (which consists of the annual base cash compensation he or she receives for service on the board and on any committees of the board, and, if applicable, all other compensation received for service as Chairman of the Board and as a Committee Chairman) in the form of DSUs, as elected by the participant no later than December 15 of the preceding calendar year. If DSUs are elected, the number of units is determined by dividing the dollar value of the Annual Share Retainer and/or Annual Cash Retainer (or portion thereof being deferred) by the fair market value of a share of common stock on the date that the retainer otherwise would have been paid. The DSUs are then assigned to a “Deferred Stock Unit Account” established and maintained by us for each participant in the plan. At any given time, the value of a DSU held for a participant is equal to the then-current value of a share of our common stock. Additional DSUs will be credited to this account based on the value of dividend equivalents that are earned on DSUs, and which are equal to dividends that are paid on a corresponding number of shares. The payout of the value (as adjusted in accordance with the 2008 Plan) of each grant of DSUs will be made in a single cash payment within 30 days following the participant’s termination of service on the board or sooner, if previously elected by the participant, on a date certain selected by the participant prior to the time the DSUs were acquired by the participant; provided, however, that the date selected may not be less than one year from the date on which such DSUs were acquired.

The table below summarizes the compensation that we paid to our non-employee directors for fiscal 2008.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)(4)	All Other Compensation ($)		Total ($)
Edward F. Voboril	116,000	—	4,814	35,000		155,814
Gerald W. Wilson	113,000	—	4,814	35,000		152,814
M. Ross Brown	40,000	—	16,913	39,000	(5)	95,913
Bernard M. Gordon	83,500	35,000	5,590	—		124,090
James J. Judge	71,150	—	12,283	35,000		118,433
Michael T. Modic	65,000	—	17,186	35,000		117,186
Fred B. Parks	75,700	—	35,061	35,000		145,761
Bruce W. Steinhauer	81,000	35,000	4,814	—		120,814
John A. Tarello (6)	37,000	—	16,913	35,000		88,913
Sophie V. Vandebroek (7)	—	—	—	—		—

(1)	The next table further describes the information included in this column.

(2)	This column represents each annual share retainer which a director did not elect to defer into DSUs. During fiscal 2008, Mr. Brown, Mr. Judge, Dr. Modic, Mr. Tarello, Mr. Voboril, Dr. Wilson, and Dr. Parks each elected to defer his annual share retainer in the form of DSUs. The $35,000 value of the deferred share retainer is included in the “All Other Compensation” Column.

(3)	This column represents the dollar amount we recognized for financial statement reporting purposes with respect to fiscal 2008 related to stock option awards in accordance with Financial Accounting Standards Board (which we refer to as FASB) Statement No. 123 (revised 2004), Share-Based Payment (which we refer to as SFAS No. 123(R)), disregarding estimated forfeitures, and thus includes amounts for stock option awards granted in prior years. During fiscal 2008, options for 5,000 shares were granted to Mr. Voboril, Dr. Wilson, Mr. Brown, Mr. Gordon, Dr. Parks, Dr. Steinhauer, and Mr. Tarello. Additional information can be found in Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2008.

(4)	The non-employee directors have the following outstanding stock option awards as of July 31, 2008: Mr. Voboril: 14,000; Dr. Wilson: 10,000; Mr. Brown: 5,000; Mr. Gordon: 5,000; Mr. Judge: 5,000; Dr. Modic: 10,000; Dr. Parks: 5,000; Dr. Steinhauer: 15,000; and Mr. Tarello: 5,000.

(5)	In addition to the $35,000 value of his deferred share retainer, this amount represents discretionary compensation received by Mr. Brown for advisory services provided to us during fiscal 2008.

(6)	Mr. Tarello resigned a director effective July 31, 2008.

(7)	Dr. Vandebroek was not a director of Analogic during fiscal 2008.

The following table further describes the information included in the Fees Earned or Paid in Cash column in the preceding table.

Name	Annual Retainers ($)	Board Chairman and Vice Chairman Fees ($)	Board Fees ($)	Audit Committee Fees ($)	Compensation Committee Fees ($)	Technology Committee ($)	Nominating and Corporate Governance Committee Fees ($)	Total ($)
Edward F. Voboril	7,500	60,000	20,500	7,000	8,500	—	12,500	116,000
Gerald W. Wilson	20,000	31,500	18,500	7,000	17,750	8,250	10,000	113,000
M. Ross Brown	20,000	—	17,000	—	—	3,000	—	40,000
Bernard M. Gordon	17,500	50,000	16,000	—	—	—	—	83,500
James J. Judge	20,000	—	21,650	17,000	—	—	12,500	71,150
Michael T. Modic	20,000	—	15,500	—	13,000	4,000	12,500	65,000
Fred B. Parks	25,000	—	19,950	—	17,750	4,500	8,500	75,700
Bruce W. Steinhauer	20,000	—	20,500	7,000	13,500	—	20,000	81,000
John A. Tarello	20,000	—	17,000	—	—	—	—	37,000
Sophie V. Vandebroek	—	—	—	—	—	—	—	—

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS,

AND MANAGEMENT

The following table sets forth information as to the beneficial ownership of our common stock as of October 15, 2008 (except as otherwise indicated) by (a) all persons (including any “group,” as defined in Section 13(d)(3) of the Exchange Act) known by us to beneficially own 5% or more of our common stock, (b) each director and nominee for director , (c) our named executive officers (as defined under “Compensation of Executive Officers—Summary Compensation Table” below), and (d) all of our directors and executive officers as a group. With respect to directors and executive officers, the amounts shown are based upon information furnished by the individual directors and officers. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon exercise of stock options that are immediately exercisable or exercisable within 60 days after October 15, 2008. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after October 15, 2008. Except as otherwise indicated, to our knowledge, the persons identified below have sole voting and sole investment power with respect to the shares they own of record.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% Stockholders
T. Rowe Price Associates, Inc. (1)	1,065,880	7.9%
100 East Pratt Street
Baltimore, Maryland 21202

Barclays Global Investors, N.A. (2)	936,757	7.0%
1299 Ocean Avenue
Santa Monica, California 90401

Advisory Research, Inc. (3)	696,036	5.2%
180 North Stetson Street, Suite 5500
Chicago, Illinois 60601

Friess Associates LLC (4)	677,000	5.1%
115 E. Snow King
Jackson, WY 83001

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Directors
M. Ross Brown	554	(5)	*
Michael T. Modic	10,000	(6)	*
	554	(5)
Edward F. Voboril	10,000	(7)	*
	554	(5)
Bernard M. Gordon	20,052	(8)
James W. Green	25,053		*
Fred B. Parks	1,667	(9)	*
	932	(5)
James J. Judge	5,000	(10)	*
	554	(5)
Sophie Vandebroek	210		*
Bruce W Steinhauer	14,552	(11)
Gerald L. Wilson	8,000	(12)	*
	554	(5)

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Named Executive Officers (Other than Mr. Green, listed above)
Edmund F. Becker, Jr.	11,973	(13)	*
John J. Millerick	10,463		*
John J. Fry (14)	9,507		*
Donald B. Melson	9,718	(15)	*
Alex A. Van Adzin (16)	3,000	(17)	*
All Directors and Executive Officers as a Group (16 persons)	156,360	(18)	1.2%

*	Represents less than 1% ownership.

(1)	Based solely on a Schedule 13G/A filed with the SEC on February 13, 2008, which presents information as of December 31, 2007. These shares are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment advisor with sole voting power as to 214,600 shares and sole dispositive power as to 1,065,880 shares. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly denies that it is, in fact, the beneficial owner of such securities.

(2)	Based solely on a Schedule 13G filed with the SEC on February 5, 2008, which presents information as of December 31, 2007.

(3)	Based solely on a Schedule 13G filed with the SEC on February 13, 2008, which presents information as of December 31, 2007.

(4)	Based solely on a Schedule 13G filed with the SEC on February 14, 2008, which presents information as of December 31, 2007.

(5)	Consists of DSUs, which are payable in cash. As noted on page 11 of this proxy statement, the value of a DSU is, at any given time, equal to the then-current value of a share of our common stock.

(6)	Consists of 10,000 shares issuable upon exercise of options exercisable within 60 days after October 15, 2008.

(7)	Includes 9,000 shares issuable upon exercise of options exercisable within 60 days after October 15, 2008.

(8)	Includes 6,000 shares owned by The Bernard Gordon Charitable Remainder Unitrust Trust (or the Trust), of which Mr. Gordon serves as a Co-Trustee. The Trustees have full power to vote or dispose of the shares held by the Trust. Upon the death of Mr. Gordon, all of the assets of the Trust, in general, will be distributed to The Gordon Foundation, a section 501(c)(3) trust under the United States Internal Revenue Code of 1986, as amended (which we refer to as the Code), formed by Mr. Gordon with its principal office located at 14 Electronics Avenue, Danvers, Massachusetts.

(9)	Consists of 1,667 shares issuable upon exercise of options exercisable within 60 days after October 15, 2008.

(10)	Consists of 5,000 shares issuable upon exercise of options exercisable within 60 days after October 15, 2008.

(11)	Includes 10,000 shares issuable upon exercise of options exercisable within 60 days after October 15, 2008.

(12)	Includes 5,000 shares issuable upon exercise of options exercisable within 60 days after October 15, 2008.

(13)	Includes 563 shares issuable upon exercise of options exercisable on or before October 29, 2008, after which, if not exercised, will expire. Dr. Becker retired from our employment, effective July 31, 2008.

(14)	Mr. Fry was elected as Vice President, General Counsel, and Secretary, effective November 26, 2007.

(15)	Includes 1,125 shares issuable upon exercise of options exercisable within 60 days after October 15, 2008.

(16)	Mr. Van Adzin resigned as an executive officer of Analogic, effective November 21, 2007.

(17)	Based solely on our stock records as of October 17, 2008, as maintained by our transfer agent.

(18)	Includes 43,605 shares issuable upon exercise of options exercisable within 60 days after October 15, 2008 and 3,702 DSUs.

To more closely align the interests of our directors with those of our stockholders, the board has encouraged each of our non-employee directors to accumulate and hold at least 2,000 shares of our common stock and/or DSUs.

PROPOSAL 2

PROPOSAL TO IMPLEMENT MAJORITY VOTING FOR OUR BOARD OF DIRECTORS

We announced on August 11, 2008 that the board intended to present a proposal for director majority voting for approval by our stockholders. The board’s proposal is to amend our Articles of Organization and By-laws so as to require that a director standing for election in an uncontested election receive the affirmative vote of a majority of the votes cast in his or her election. Subject to approval of these amendments, the board has adopted a director resignation policy. In the case of an uncontested election, an incumbent director who does not receive a majority affirmative vote would be required to tender his or her resignation. The resignation would be considered by the Nominating and Corporate Governance Committee and acted upon by the board within 90 days of the election. We anticipate that if this proposal is approved by our stockholders, the amendments and policy will be effective for our annual meeting of stockholders to be held in January 2010.

For the reasons discussed below, our board believes that requiring a majority vote for the election of our directors in uncontested elections is in the best interest of Analogic and our stockholders and recommends a vote “FOR” the approval of the proposed amendments to our Articles of Organization and By-laws as described below.

Analogic’s directors, like the directors of many public companies, have traditionally been elected according to a plurality voting standard. The Massachusetts Business Corporation Act states that, unless otherwise provided in a company’s articles of organization or by-laws, directors are elected by a plurality of the votes cast by stockholders. Article I, Section 7 of our By-laws currently provides that any election by the stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. As a result, a nominee is elected as director if he or she receives such a plurality. This proposal would require that the incumbent director receive a majority of the votes cast in order to be re-elected to the board.

In contrast to plurality voting, majority voting standards typically require that a director standing for election receive the affirmative vote of the holders of a majority of the shares voted in his or her election. In 2008, the board engaged in a review of various majority voting implementations, the views of advisory services such as ISS, trends in majority voting, and applicable law. The board believes that the majority vote standard in uncontested elections of an incumbent director would give our stockholders a more meaningful role in the director election process, and determined that taking the following actions would be in the best interests of our stockholders:

•

Amending our Articles of Organization and By-laws to require that, in an uncontested election, directors be elected by the vote of a majority of the votes cast rather than the current plurality standard. An uncontested election is one in which the number of nominees is less than or equal to the number of directors to be elected. In a contested election, the current plurality standard would continue to apply.

•

Adopting a director resignation policy to require an incumbent director standing for re-election in an uncontested election who does not receive the vote of a majority of the votes cast to tender his or her resignation. The resignation would be rejected or accepted by the board after consideration of the reasons for the failure to receive a majority affirmative vote.

These actions were taken by the board on June 3, 2008, subject to approval of our stockholders of the amendments to our Articles of Organization and By-laws.

The principal terms of the director resignation policy include the following:

•

An incumbent director standing for re-election by our stockholders in an uncontested election who does not receive the vote of a majority of the votes cast in his or her re-election would be required to tender his or her resignation.

•

The Nominating and Corporate Governance Committee would consider the tendered resignation and, within 60 days of the election, make a recommendation to the board. Examples of recommendations that could be made include:

•	Accepting the resignation;

•	Delaying acceptance of the resignation for a time period sufficient to find a replacement director;

•	Rejecting the resignation but addressing the underlying causes of the vote; and

•	Rejecting the resignation without further action.

•	Where the Nominating and Corporate Governance Committee recommends that the resignation be accepted, the committee would also recommend whether to fill the vacancy or to reduce the size of the board.

•	In considering a tendered resignation, the Nominating and Corporate Governance Committee would consider all relevant factors, including:

•	The underlying reasons that an incumbent director did not receive a majority affirmative vote;

•	The tenure and qualifications of the incumbent director;

•	The incumbent director’s past and expected future contributions to the board;

•	The other policies of the board; and

•	The overall composition of the board, including whether accepting the resignation would cause us to fail to meet a listing or other similar requirement.

•	The board would act on the Nominating and Corporate Governance Committee’s recommendation within ninety (90) days of the election.

•	The affected board member would not participate in the consideration of his or her resignation, but could provide relevant information.

•	Both the action taken and reasons for that action would be publicly announced.

The proposed amendment to our Articles of Organization and the proposed new Article II, Section 2 of our By-laws, are attached as Appendices A and B, respectively, to this proxy statement, and the summary above is qualified by reference to those appendices. A copy of the director resignation policy is attached as Appendix C to this proxy statement, and the summary above is qualified by reference to that appendix.

EXECUTIVE OFFICERS

Our current executive officers are:

Name	Age	Position	Date Since Office Has Been Held
James W. Green	50	President and Chief Executive Officer	2007
John J. Millerick	60	Senior Vice President, Chief Financial Officer, and Treasurer	2000
John J. Fry	47	Vice President, General Counsel, and Secretary	2007
Donald B. Melson	56	Vice President and Corporate Controller	2006
Peter M. Howard	52	Senior Vice President and General Manager of the OEM Medical Group	2008

For additional information with respect to Mr. Green, who is also a director, see Proposal 1—Election of Directors.

John J. Millerick joined Analogic as Senior Vice President, Chief Financial Officer, and Treasurer in January 2000. Mr. Millerick was previously Senior Vice President and Chief Financial Officer of CalComp Technology Inc., a manufacturer of computer technology and peripherals, from 1996 to 1999. Before joining CalComp Technology, Inc., Mr. Millerick was Vice President-Finance of the Personal Computer Unit of Digital Equipment Corporation, a computer manufacturer, from 1994 to 1995. Before joining Digital Equipment Corporation, Mr. Millerick served in several management positions at Wang Laboratories, leaving as Vice President-Corporate Controller and Acting Chief Financial Officer.

John J. Fry joined Analogic as Vice President, General Counsel, and Secretary on November 26, 2007. From April 2005 until joining Analogic, Mr. Fry was a principal of the law firm, Driggs, Hogg, & Fry Co., L.P.A. (formerly Driggs, Lucas, Brubaker & Hogg Co., L.P.A.), where his practice focused primarily on technology and intellectual property law. From August 1995 to April 2005, he held various legal positions at Philips Medical Systems (formerly Marconi Medical Systems and Picker International), including Senior Corporate Counsel and Intellectual Property Manager and counsel to Philips’ computed tomography business.

Donald B. Melson joined Analogic as Vice President—Corporate Controller in March 2006. Mr. Melson was previously Vice President and Corporate Controller of Millipore Corporation, a publicly held global manufacturer of products and services for biopharmaceutical manufacturing and life science laboratories, from 2000 to 2006. Prior to this position, Mr. Melson held a number of financial management positions in Millipore Corporation and W. R. Grace & Co.

Peter M. Howard was appointed as a Senior Vice President and General Manager of Analogic’s OEM Medical Group in September 2008. Mr. Howard has been an employee of Analogic since November 2003, first serving as General Manager of the Imaging Subsystems Division (which we refer to as ISD), and more recently as Vice President and General Manager of the OEM Medical Group, which includes ISD and the Medical CT Division, and as Vice President and General Manager of Copley Controls Corporation, which Analogic acquired in April 2008.

Our executive officers are elected annually by the board and hold office until their successors are chosen and qualified, subject to earlier removal by the board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Analogic is a participant, the amount involved exceeds $100,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related party,” has a direct or indirect material interest.

If a related party proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related party transaction,” the related party must report the proposed related party transaction to our General Counsel. The policy calls for the proposed related party transaction to be reviewed and, if deemed appropriate, approved by the board’s Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related party transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related party transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related party transactions that are ongoing in nature will be reviewed annually.

A related party transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related party’s interest in the transaction. The committee will review and consider such information regarding the related party transaction as it deems appropriate under the circumstances.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with Analogic’s best interests. The committee may impose any conditions on the related party transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related party transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related parties and, therefore, are not related party transactions for purposes of this policy:

•

interests arising solely from the related party’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related party and all other related parties own in the aggregate less than a 10% equity interest in such entity and (b) the related party and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction; and

•	a transaction that is specifically contemplated by provisions of Analogic’s charter or By-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of our board oversees our executive compensation program. In this role, the Compensation Committee annually reviews and approves all compensation decisions relating to our executive officers. Information about the Compensation Committee, including its composition, responsibilities and processes, and compensation, can be found beginning on page      of this proxy statement. The following discussion summarizes Analogic’s compensation philosophy and programs generally, as well as their application and relationship to compensation awards and decisions made with respect to fiscal 2008. This discussion should be read in conjunction with the other compensation information contained in this proxy statement.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of the Compensation Committee with respect to executive compensation are to:

•	attract, retain and motivate the best possible executive talent;

•	ensure executive compensation is aligned with our corporate strategies and business objectives;

•

promote the achievement of key strategic and financial performance measures by linking short-and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	align executives’ incentives with the creation of stockholder value.

To achieve these objectives, the Compensation Committee has regularly evaluated our executive compensation program with the goal of setting compensation at levels the Compensation Committee believes are necessary to allow us to compete for executive talent with other companies in our industry and region. Further, our executive compensation program has tied a substantial portion of each executive’s overall compensation to the achievement of key strategic and financial goals, including adjusted earnings per share and revenue growth. Finally, in fiscal 2008 we provided a portion of our executive compensation in the form of performance-contingent restricted stock grants, which we believe helps to retain our executives and aligns their interests with those of our stockholders.

In making compensation decisions for fiscal 2008, the Compensation Committee engaged the services of Watson Wyatt, independent compensation consultants, to assist us in defining an updated peer group of companies and collect relevant market data from those companies. This information was used to determine the appropriate mix of fixed and variable compensation and to link the achievement of key strategic and financial performance measures to short- and long-term awards. The following 15 companies were included in the fiscal 2008 peer group: American Science and Engineering, Inc.; ArthroCare Corp.; Bruker Biosciences Corp.; Cognex Corp.; Datascope Corp.; ev3, Inc., FEI, Co.; GSI Group, Inc.; Haemonetics Corp.; Hologic, Inc.; Mercury Computer Systems, Inc.; Micrel, Inc.; OmniVision Tech, Inc.; OSI Systems, Inc.; and Photronics, Inc. With information from these companies as well as survey data provided by Watson Wyatt, the Compensation Committee approved the fiscal 2008 annual incentive cash bonus plans and the performance-contingent restricted stock awards. The target award levels for each of these incentive compensation programs was set to generally approximate the median market values in our peer group for each of the eligible positions in the plans. The Compensation Committee generally targeted overall compensation for executives to be competitive with compensation paid to similarly situated executives of the companies in its peer group. Overall compensation for our executives in fiscal 2008 was set approximately in the middle of the range of our peer group based upon our financial performance for the previous fiscal year. Variations to this general target might have occurred as dictated by the experience level of the individual, market factors and individual performance.

Components of our Executive Compensation Program

The primary elements of our fiscal 2008 executive compensation program were:

a) base salary;

b) annual incentive bonus plan;

c) long term incentive plan;

d) employee benefits and other compensation; and

e) severance and change-of-control benefits.

For fiscal 2008, we did not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing information provided by Watson Wyatt, determined what it believed to be the appropriate level and mix of the various compensation components.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. When establishing executive base salaries for fiscal 2008, the Compensation Committee considered the survey data of compensation in the peer group, as well as a variety of other factors, including the seniority and performance of the individual, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual at his prior employment, if applicable, the number of well qualified candidates to assume the individual’s role, and the financial performance of Analogic in the past year. Generally, we believe that executive base salaries should be competitive with salaries for executives in similar positions at comparable companies.

Base salaries are reviewed at least annually by our Compensation Committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, individual performance and experience, and the performance of Analogic. Base salaries for our executive officers (other than the chief executive officer (CEO)) are set by the Compensation Committee, taking into account the recommendation of the CEO.

The base salary for fiscal 2008 for our CEO, Mr. Green, was based on his employment agreement with us, which was set by the Compensation Committee after taking into account the survey data of compensation for CEOs in the peer group, the level of responsibility, the base salary at his prior employment, and the number of well qualified candidates to assume the CEO role.

In fiscal 2008, the Compensation Committee charter was amended to authorize the Compensation Committee to review and approve the compensation of our CEO, in addition to its existing authority to review and approve the compensation of our other officers.

Annual Incentive Bonus Plan

In October 2007, the Compensation Committee adopted an annual incentive bonus plan for fiscal 2008 (which we refer to as the FY08 AIP), in which certain salaried management employees, including our executive officers, are eligible to participate. Executive officers were given a target award, ranging from approximately twenty-five percent to sixty-five percent of their annual base salary, with an opportunity to earn a maximum of twice their target. Bonuses under the FY08 AIP were payable in cash, except that bonuses in excess of the target award were payable fifty percent in cash and fifty percent in restricted stock vesting over two years. Bonuses under the FY08 AIP were based seventy percent on achievement of adjusted diluted earnings per share and thirty percent on achievement of revenue targets. The corporate performance targets were set by the Compensation Committee to be reasonably likely, but by no means certain, of being attained. Under our employment agreement with Mr. Green, his target bonus for fiscal 2008 was guaranteed at sixty-five percent of his base salary, or $292,500. Under our employment agreement with Mr. Fry, his target bonus for fiscal 2008 was guaranteed at forty percent of his base salary, prorated for the eight full calendar months he worked for Analogic during fiscal 2008, or $76,000. Because Analogic’s performance in fiscal 2008 exceeded applicable performance targets, payment of target bonuses to Mr. Green and Mr. Fry on a “guaranteed” basis was not necessary.

Analogic exceeded the revenue and adjusted diluted earnings per share targets set for purposes of the FY08 AIP. As a result, participating executives received bonuses under the FY08 AIP equal to 121% and 200% of their target bonuses for the adjusted diluted earnings per share factor and the revenue factors, respectively. The following table shows the amount of the cash bonuses and restricted stock awards paid to our named executive officers under the FY08 AIP.

Name	Number of Shares of Restricted Stock	Cash Bonus ($)
James W. Green	1,025	358,446
John J. Millerick	369	128,940
John J. Fry	269	94,022
Donald B. Melson	175	61,287
Edmund F. Becker, Jr.	—	253,838	(1)

(1)	Because Dr. Becker’s employment had terminated by the date the bonuses were payable, all bonus amounts due to him, including the portion which otherwise would have been payable in shares of restricted stock, were paid in cash.

Long Term Incentive Plan

Our equity-based award program has been the primary vehicle for offering long-term incentives to our executives. We believe that equity-based grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of the equity grants should further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. All grants of restricted stock to our executives are approved by the Compensation Committee. In determining the size of equity-based awards to our executives, the Compensation Committee considers company-level performance, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards, and the recommendations of management, and compensation paid by the peer group. We do not have any equity ownership guidelines for our executives.

The Compensation Committee granted performance-contingent restricted stock awards to our executive officers on October 26, 2007, except as otherwise noted. Achievement of certain growth targets in our earnings per share, excluding SFAS No. 123(R) expenses, at the end of the three-year period ending July 31, 2010 will result in the vesting of the restricted shares based on a predefined formula. The table below summarizes the performance-contingent restricted stock awards granted to our executive officers in October 2007:

Name	Target Awards (1) (in shares)	Maximum Awards (in shares)
James W. Green (2)	7,500	15,000
Edmund F. Becker, Jr.	6,000	12,000
John. J. Fry (3)	4,000	8,000
John J. Millerick	3,200	6,400
Alex A. Van Adzin	2,000	4,000
Donald B. Melson	2,000	4,000

(1)	These restricted stock awards are performance-based. The measurement period for the shares to be earned is August 1, 2007 through July 31, 2010 and all shares earned based on achievement of the performance goals will cliff-vest at the end of the measurement period. The number of shares to be earned at the end of the three-year period will be determined based on the achievement of a specified adjusted earnings per share level at the end of the three-year performance period.

(2)	Mr. Green’s maximum performance-contingent restricted stock award for fiscal 2008 was set at 5,000 shares by his employment contract. Also, by contract he received 50,000 time-based stock options, which were granted on May 21, 2007. On October 26, 2007, the Compensation Committee, with Mr. Green’s consent, cancelled 15,000 time-based stock options and granted performance-contingent restricted stock award for a maximum of 15,000 shares, which has a target of 7,500 shares, to ensure that Mr. Green’s incentive compensation structure was consistent with those of the other executive officers. Had the Compensation Committee left the option grant in place, it would have granted to Mr. Green a performance-contingent restricted stock award for a maximum of 5,000 shares and a target of 2,500 shares. In that circumstance, Mr. Green would have had less direct financial incentive than his direct reports to achieve the relevant performance goals for the 2008 performance-contingent restricted stock awards.

(3)	This award was made in November 2007.

Employee Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, and a 401(k) plan with discretionary profit sharing contributions. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

During fiscal 2008, we provided other compensation to our executive officers in the following forms:

•

Perquisites—Per his employment agreement, Mr. Green receives an annual allowance of $20,000, paid quarterly, for use in connection with customary perquisites, such as automobile and financial planning expenses.

•

Profit-Sharing Contributions—During fiscal 2008, we made a profit sharing contribution of $1,285,000 which is allocated to each of our U.S.-based employees based upon a point system taking into consideration base salary, age, and length of service.

•

Severance—In return for Mr. Van Adzin’s execution of his Separation Agreement, he received a severance payment of $205,000, which is being paid over a period of 12 months. As part of the Separation Agreement, Mr. Van Adzin also receives health and dental coverage for a period of 12 months from his resignation date, which has a cost to us of $13,750.

•

Voluntary Retirement Program—On July 31, 2008, Dr. Becker elected to participate in our Voluntary Retirement Program. As part of the Voluntary Retirement Program, Dr. Becker received a lump sum payment of $350,000. Dr. Becker also receives health and dental coverage for a period of 6 months from his retirement date, which has a cost to us of $6,887.

•

Employment Agreements—Under the terms of Mr. Fry’s employment agreement with us, we paid Mr. Fry for his relocation costs, grossed-up for tax purposes, and a sign-on bonus of $200,000. The sign-on bonus must be repaid to us on a prorated basis if Mr. Fry voluntarily leaves us without good reason within two years of his start date.

Severance and Change-of-Control Benefits

Pursuant to employment agreements between us and our current CEO and current Vice President, General Counsel, and Secretary, and Change of Control Agreements between us and our CFO, as well as our Severance Plan for Management Employees, Key Employee Stock Bonus Plan (as amended on January 27, 1988), Key Employee Stock Bonus Plan (as amended on March 11, 2003), 2007 Restricted Stock Plan, and 2007 Stock Option Plan, our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of Analogic. We have provided more detailed information about these benefits with respect to our named executive officers, along with estimates of their value under various circumstances, under the caption “Potential Payments upon Termination or Change of Control” beginning on page 29 of this proxy statement.

We believe that providing these benefits helps us compete for executive talent. After reviewing the practices of companies represented in our compensation peer group, we believe that our severance and change of control benefits are generally in line with severance packages offered to executives by the companies in our peer group.

In the case of change-of-control benefits, our practice has been to structure these benefits so cash benefits are paid only if the employment of the executive is terminated during a specified period after a change of control has occurred, while equity-based benefits are triggered by the occurrence of the change-of-control itself. We believe this structure maximizes stockholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change of control after which they believe they may lose their jobs.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1,000,000 paid to our CEO and certain other highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. Although we do not believe that the limitations of Section 162(m) have a material impact on us at the current compensation levels, we periodically review the potential consequences of Section 162(m) and generally intend to structure the equity-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation would remain tax deductible to us. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth compensation information for each person who served as Chief Executive Officer during fiscal 2008 and for each of the other executive officers of the Company in fiscal 2008 (collectively, the “named executive officers”) for services rendered in all capacities.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (3, 8) ($)	Non-Equity Incentive Plan Compensation (4) ($)	All Other Compensation (5) ($)	Total ($)
James W. Green	2008	450,000	—	216,360	218,220	424,272	22,165	1,331,017
President and Chief Executive Officer (6)	2007	77,885	—	25,143	42,332	—	191,359	336,719
Edmund F. Becker, Jr.	2008	350,000	—	102,410	20,074	253,838	359,710	1,086,032
Former Executive Vice President and Chief Operating Officer	2007	350,000	250,000	40,833	9,159	—	3,157	653,149
John J. Millerick	2008	263,077	—	114,479	—	152,637	2,359	532,552
Senior Vice President, Chief Financial Officer, and Treasurer	2007	250,000	—	81,666	—	56,200	2,638	390,504
John J. Fry	2008	191,827	200,000	48,483	—	111,298	96,620	648,228
Vice President, General Counsel, and Secretary (7)	2007	—	—	—	—	—	—	—
Donald B. Melson	2008	200,000	—	64,255	18,365	72,526	2,243	357,389
Vice President—Corporate Controller	2007	200,000	26,500	37,652	15,756	15,000	2,508	297,416
Alex A. Van Adzin	2008	94,123	—	111,762	31,147	62,500	218,750	518,282
Former Vice President, General Counsel, and Secretary (9)	2007	202,404	20,000	50,654	22,219	—	2,422	297,699

(1)	This column represents sign-on and discretionary bonuses. During fiscal 2007, discretionary cash bonuses of $250,000 and $20,000 were paid to Dr. Becker and Mr. Van Adzin, respectively, for individual performance during fiscal 2007. During fiscal 2007, we also paid $25,000 to Mr. Melson as a sign-on bonus after he completed one year of service. Finally, a discretionary bonus of $1,500 was paid to Mr. Melson in addition to the amount he received under the executive annual cash incentive bonus plan in recognition for individual performance during fiscal 2007 not contemplated in that plan. In fiscal 2008, we paid a signing bonus of $200,000 to Mr. Fry. The sign-on bonus must be repaid to us on a prorated basis if Mr. Fry voluntarily leaves us without good reason within two years of his start date.

(2)	This column represents the dollar amount we recognized as expense for financial statement reporting purposes with respect to fiscal 2008 and fiscal 2007 related to restricted stock awards in accordance with SFAS No. 123(R), disregarding the estimate for forfeitures, and thus includes amounts for restricted stock awards granted in fiscal 2008 and fiscal 2007 as well as prior fiscal years. Additional information can be found in Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2008.

(3)	This column represents the dollar amount we recognized as expense for financial statement reporting purposes with respect to fiscal 2008 and fiscal 2007 related to stock option awards in accordance with SFAS No. 123(R), disregarding the estimate for forfeitures, and thus includes amounts for stock option awards granted in fiscal 2008 and fiscal 2007 as well as prior fiscal years. Additional information can be found in Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2008.

(4)

This column represents incentive compensation earned for fiscal 2008 and fiscal 2007 under our executive annual incentive cash bonus plans. The plans for fiscal 2008 are described beginning on page 21 of this proxy statement. Under our employment agreement with Mr. Green, his target bonus for fiscal 2008 was guaranteed at sixty-five percent of his base salary, or $292,500. Under our employment agreement with Mr. Fry, his target bonus for fiscal 2008 was guaranteed at forty percent of his base salary, prorated for the eight full calendar months he worked for Analogic during fiscal 2008, or $76,000. Because Analogic’s performance in fiscal 2008 exceeded applicable performance targets, payment of target bonuses to Mr. Green and Mr. Fry on a “guaranteed” basis was not necessary. This column includes amounts in excess of the guaranteed portion of the annual incentive bonus for fiscal 2008 paid to Mr. Green and Mr. Fry (including amounts allocated to the restricted stock). For our other executives (other than Dr. Becker and Mr. Van Adzin), the amounts shown in this column include the entire amount of the annual incentive bonus for fiscal 2008 (including the amounts allocated to the restricted stock). The portion of such amounts which represents the value of the excess paid in the form of restricted stock that vests over two years is as follows for each of such officers: Mr. Green—$65,825; Mr. Fry—$17,275; Mr. Millerick—$23,697; Mr. Melson—$11,239.

(5)	Please see the All Other Compensation table below.

(6)	Mr. Green began serving as our Chief Executive Officer on May 21, 2007.

(7)	Mr. Fry began serving as our General Counsel and Secretary on November 26, 2007.

(8)	No stock options were granted in fiscal 2008 and fiscal 2007 to the named executive officers other than those issued to Mr. Green and Mr. Melson as part of their employment agreements.

(9)	Mr. Van Adzin resigned as an executive officer as of November 21, 2007, but remained an employee until January 4, 2008.

All Other Compensation from Summary Compensation Table

The following table summarizes the information included in the All Other Compensation column in the Summary Compensation Table.

Name	Year	Profit Sharing Contributions ($)	Perquisites ($)		Relocation Costs (2) ($)	Tax Gross Ups (3) ($)	Severance (4) ($)	Other (5) ($)	Total ($)
James W. Green	2008	2,165	20,000	(1)	—	—	—	—	22,165
	2007	—	5,000		136,460	49,899	—	—	191,359
Edmund F. Becker, Jr.	2008	2,823	—		—	—	—	356,887	359,710
	2007	3,157	—		—	—	—	—	3,157
John J. Millerick	2008	2,359	—		—	—	—	—	2,359
	2007	2,638	—		—	—	—	—	2,638
John J. Fry	2008	2,165	—		67,622	26,833	—	—	96,620
	2007	—	—		—	—	—	—	—
Donald B. Melson	2008	2,243	—		—	—	—	—	2,243
	2007	2,508	—		—	—	—	—	2,508
Alex A. Van Adzin	2008	—	—		—	—	218,750	—	218,750
	2007	2,422	—		—	—	—	—	2,422

(1)	Per his employment agreement, Mr. Green receives an annual allowance of $20,000, paid quarterly, for use in connection with customary perquisites, such as automobile and financial planning expenses.

(2)	This column represents the relocation costs for Mr. Green and for Mr. Fry pursuant to their employment agreements. In Mr. Fry’s case, the amount represents an estimate of the expense to be incurred.

(3)	This column represents the tax gross-ups for Mr. Green’s and Mr. Fry’s relocation costs. In Mr. Fry’s case, the amount represents an estimate of the expense to be incurred.

(4)	This column represents severance payments to Mr. Van Adzin discussed on page 23 of this proxy statement.

(5)	This column represents the voluntary retirement payments made to Dr. Becker as discussed on page 23 of this proxy statement.

Grants of Plan-Based Awards

The following table shows all awards granted to each of the named executive officers during fiscal 2008.

		Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
		292,500	292,500	585,000
James W. Green	10/26/07				1	7,500		15,000		—	—	—	$441,375
		13,125	175,000	350,000
Edmund F. Becker, Jr.	10/26/07				1	6,000	(3)	12,000	(3)	—	—	—	353,100
		7,892	105,231	210,462
John J. Millerick	10/26/07				1	3,200		6,400		—	—	—	188,320
		76,000	76,000	152,000
John J. Fry	12/04/07				1	4,000		8,000			—	—	218,400
										2,000	—	—	109,200
		4,613	61,500	123,000
Donald B. Melson	10/26/07				1	2,000		4,000		—	—	—	117,700
		3,750	50,000	100,000
Alex A. Van Adzin	10/26/07				1	2,000		4,000		—	—	—	117,700

(1)	The amounts shown in the column have been calculated in accordance with SFAS No. 123(R). Additional information can be found in Note 3 to the consolidated financial statements in our Annual Report on Form 10-K for fiscal 2008.

(2)	On October 26, 2007, the Compensation Committee cancelled stock options for 15,000 shares with Mr. Green’s consent and issued a performance-contingent restricted stock award with a target of 7,500 shares, of which 5,000 shares were in the place of the cancelled options in order to align his compensation structure with the other Named Executive Officers. Mr. Green will have the ability to earn up to 15,000 shares under this award. For further information on this award modification, see footnote 2 beginning on page 23 of this proxy statement.

(3)	Because he retired on July 31, 2008, Dr. Becker cannot earn more than 2,000 shares at target and 4,000 shares at maximum.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by the named executive officers as of July 31, 2008. The market and payout values for unvested stock awards are calculated based on a market value of $73.18 per share (the closing market price of our common stock on July 31, 2008) multiplied by the number of shares subject to the award. Except as otherwise noted below, all stock options shown in this table have a seven-year term and vest at the rate of 25% per year beginning on the second anniversary of the grant date, subject to the named executive officer’s continued employment.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James W. Green	—	35,000	(1)	—	64.70	5/21/2014	10,000	(3)	731,800	7,500	548,850
Edmund F. Becker, Jr.	2,063	937	(2)	—	41.32	10/8/2011	—		—	6,000	439,080
John J. Millerick	—	—		—	—	—	2,499	(3)	182,877	3,200	234,176
John J. Fry	—	—		—	—	—	2,000	(3)	146,360	4,000	292,720
Donald B. Melson	—	4,500		—	58.41	9/20/2013	4,500	(3)	329,310	2,000	146,360
Alex A. Van Adzin	2,500	—		—	42.83	10/27/2010	—		—	1,056	77,278
	1,000	—		—	41.32	10/8/2011	—		—	—	—

(1)	On October 26, 2007, the Compensation Committee cancelled stock options for 15,000 shares with Mr. Green’s consent and issued a performance-contingent restricted stock award with a target of 7,500 shares, of which 5,000 shares were in the place of the cancelled options in order to align his compensation structure with the other named executive officers. Mr. Green will have the ability to earn up to 15,000 shares under this award. For further information on this award modification, see footnote 2 beginning on page of this proxy statement.

(2)	187 of these options became exercisable on October 8, 2008; the other 750 of these options will become exercisable on October 8, 2009.

(3)	Restrictions on these shares will lapse as follows: Mr. Green’s—as to 2,500 shares on May 21 of each of 2009, 2010, 2011, and 2012; Mr. Millerick’s—as to all shares on June 11, 2009; Mr. Fry’s—as to 500 shares on December 4 of each of 2009, 2010, 2011, and 2012; and Mr. Melson’s—as to 1,125 shares on September 20 of each of 2009, 2010, 2011, and 2012.

Option Exercises and Stock Vested

The following table provides information regarding options and stock awards exercised and vested, respectively, for the named executive officers during fiscal 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
James W. Green	—	—	—	—
Edmund F. Becker, Jr.	3,000	75,045	1,354	97,348
John J. Millerick	—	—	2,500	179,475
John J. Fry	—	—	—	—
Donald B. Melson	—	—	—	—
Alex A. Van Adzin	—	—	1,750	105,938

(1)	Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise for each option.

(2)	Represents the fair market value of the common stock on the applicable vesting date, multiplied by the number of shares of restricted stock that vested on that date.

Potential Payments Upon Termination or Change of Control

On May 21, 2007, we entered into a change of control agreement (“Change of Control Agreement”), with Mr. Millerick. The Change of Control Agreement provides, in summary, that if, during a period of twelve months after a qualifying change in control, we terminate the executive’s employment other than for “Cause” and not by reason of the executive’s disability, or the executive terminates his employment for good reason, we shall pay to the executive the aggregate of the following amounts, such amounts to be payable by us in a lump sum in cash within thirty days after the date of termination: (a) all accrued obligations; (b) the sum of (i) the executive’s annual base salary and (ii) any annual bonus to which the executive is entitled under our then existing incentive plan; and (c) up to $25,000 for executive outplacement services utilized by the executive. The Change of Control Agreement obligates us in certain circumstances to continue, for twelve months or longer, certain benefits to the executive and, where applicable, the executive’s family.

On May 1, 2007, we entered into an employment agreement with Mr. Green. The employment agreement provides that if, during the employment period, we terminate Mr. Green’s employment other than for “cause”, we shall pay him twelve months of salary paid on a bi-weekly basis, a lump payment equal to his target bonus, and accelerate the vesting of stock options and restricted stock as follows:

•	a portion of the 5,000 shares of performance-based restricted stock granted as part of this agreement based on his service completed;

•

50% of the unvested time-based stock options from his initial grant of 50,000 options granted as part of this agreement, of which 15,000 options were cancelled by the Compensation Committee in October 2007;

•	50% of his unvested time-based restricted stock from his one-time equity grant as part of this agreement; and

•	100% of his unvested time-based stock options from his one-time equity grant as part of this agreement.

Mr. Green’s agreement also entitles him to the following change-in-control benefits in the event his employment is terminated without cause within twenty-four months following a change in control:

•	Two times base salary plus greater of the target or the three year average bonus;

•	Pro-rata bonus, equal to the greater of target or actual to the extent determinable, for year of termination;

•	Benefit continuation for twenty-four months;

•	Acceleration of all unvested equity awards; and

•

If excise taxes are imposed, he will be eligible for a tax gross up only if the benefits exceed the safe harbor by greater of $50,000 or 10%; otherwise, his benefits will be reduced only if this results in a better after-tax position for Mr. Green.

On October 29, 2008, we entered into an employment agreement with Mr. Fry. The employment agreement provides that if we terminate Mr. Fry’s employment other than for “cause”, or if he terminates his employment for “good reason”, he will be eligible to receive base salary continuation for the greater of (1) the remainder of the twenty-four month period following his start date or (2) twelve months of salary paid on a bi-weekly basis, a lump payment equal to the greater of his target bonus or his actual bonus, to the extent determinable, for the year of termination, outplacement assistance, and relocations costs (but only if back to Cleveland, Ohio and within two years of his start date).

Mr. Fry’s agreement also entitles him to the following change-in-control benefits in the event his employment is terminated by us without cause, or if he terminates his employment for “good reason”, within twenty-four months following a change in control:

•	One times base salary plus greater of the target or the three year average bonus;

•	Pro-rata bonus, equal to the greater of target or actual to the extent determinable, based on the number of whole months worked in the year of termination;

•	Benefit continuation for twelve months;

•	Acceleration of all unvested equity awards; and

•

If excise taxes are imposed, he will be eligible for a tax gross up only if the benefits exceed the safe harbor by greater of $50,000 or 10%; otherwise, his benefits will be reduced only if this results in a better after-tax position for Mr. Fry.

Further, we have two severance plans, one of which is for management and the other for non-management employees. Participants in the management plan are entitled to receive severance benefits as follows:

•

For the President and CEO, as well as other management employees reporting directly to the President and CEO, the employee receives a severance benefit of regular base pay and health and life insurance coverage equal to two weeks for each complete year of service, which may not be less than six months nor more than one year.

•

For all other management employees, the employee receives a severance benefit of regular base pay and health and life insurance coverage equal to two weeks for each complete year of service, which may not be less than two weeks nor more than one year.

All of the above severance benefits are payable in accordance with our normal payroll process (and not as a lump sum). Excluded from regular base pay are bonuses, overtime, commissions, shift differential pay, incentive pay, and the value of any employee benefits.

A participant in the management plan becomes entitled to receive the benefits described above only if he or she timely signs and returns to us a severance agreement in a form provided by us, in our sole discretion, by which he or she agrees to waive and release us from all legal claims he or she may have against us in exchange for payment of such severance benefits. The management employee will not be eligible to receive such severance benefits if we become aware, before expiration of the period over which such severance benefits are paid, of circumstances that would have caused his or her termination for cause, or the management employee has previously entered into an employment agreement with us which provides for payment, or non-payment, of such severance benefits or payments upon termination of employment. According to its terms, the management plan does not operate to affect or modify the terms of a participant’s employment in any way.

Additionally, while not part of either severance plan, we have a practice of providing all employees over the age of forty with four weeks of additional severance benefits in addition to what they receive under the applicable severance plan.

Lastly, upon a qualifying change-in-control, restrictions will lapse on any time-based restricted stock granted under our Key Employee Stock Bonus Plan (as amended on January 27, 1988), Key Employee Stock Bonus Plan (as amended on March 11, 2003), and 2007 Restricted Stock Plan. Upon a qualifying change-in-control, restrictions will lapse on the target number of any performance-contingent restricted stock granted under our 2007 Restricted Stock Plan. Further, all unvested stock options granted under our 2007 Stock Option Plan will become immediately vested and exercisable upon a qualifying change-in-control.

The tables below reflect the compensation and benefits due to each named executive officer still employed by us upon an involuntary termination other than for cause, and a termination following a change of control without cause or by the executive officer for good reason. The amounts shown assume that each termination of employment was effective as of July 31, 2008. The value of accelerated stock options was calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing stock price of our common stock as of July 31, 2008, which was $73.18. The value of accelerated restricted stock was calculated by multiplying the number of accelerated shares by the closing price of our common stock as of July 31, 2008. The amounts shown in the table are estimates of the amounts which would be paid upon termination of employment. The actual amounts to be paid can only be determined at the time of the termination of employment.

James W. Green

Element	Involuntary Termination without Cause ($)		Termination Without Cause or With Good Reason Following a Change in Control ($)
Incremental Benefits Pursuant to Termination Event
Cash Severance
Base salary	450,000		900,000
Annual Incentive Plan Bonus	292,500		292,500

Benefits and perquisites
Health and Welfare Benefit Continuation	—		30,400
Excise Tax Gross-Up	—		1,181,533

Long-term Incentives
In-the-Money Value of Accelerated Stock Options	296,800		296,800
Value of Accelerated Restricted Stock	731,800	(1)	1,463,600

Total Value: Incremental Benefits	1,771,100		4,164,833

(1)	Assumes achievement of growth targets with respect to 5,000 shares of performance-contingent restricted stock.

John J. Millerick

Element	Involuntary Termination without Cause ($)		Termination Without Cause or With Good Reason Following a Change in Control ($)
Incremental Benefits Pursuant to Termination Event
Cash Severance
Base salary	135,000		270,000
Annual Incentive Plan Bonus	—		108,000

Benefits and perquisites
Health and Welfare Benefit Continuation	7,600		15,200
Outplacement Services	—		25,000

Long-term Incentives
Value of Accelerated Restricted Stock	338,994	(1)	417,053

Total Value: Incremental Benefits	481,594		835,293

(1)	Assumes achievement of applicable growth targets with respect to performance-contingent restricted stock.

John J. Fry

Element	Involuntary Termination without Cause ($)	Termination Without Cause or With Good Reason Following a Change in Control ($)
Incremental Benefits Pursuant to Termination Event
Cash Severance
Base salary	380,000	285,000
Annual Incentive Plan Bonus	114,000	114,000

Benefits and perquisites
Health and Welfare Benefit Continuation	—	15,200
Outplacement Services	25,000	—
Relocation Costs	100,000	—
Excise tax Gross-Up	—	335,605

Long-term Incentives
Value of Accelerated Restricted Stock	292,720	439,080

Total Value: Incremental Benefits	911,720	1,188,885

Donald B. Melson

Element	Involuntary Termination without Cause ($)		Termination Without Cause or With Good Reason Following a Change in Control ($)
Incremental Benefits Pursuant to Termination Event
Cash Severance
Base salary	30,769		30,769

Benefits and perquisites
Health and Welfare Benefit Continuation	2,380		2,380

Long-term Incentives
Value of Accelerated Restricted Stock	97,573	(1)	475,670

Total Value: Incremental Benefits	130,722		508,819

(1)	Assumes achievement of applicable growth targets with respect to performance-contingent restricted stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership of our equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Executive officers, directors, and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such filings by our directors, executive officers, and 10% stockholders, or written representations from certain of those persons, we believe that all filings required to be made by those persons during fiscal 2008 were timely made.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during fiscal 2008 were Dr. Wilson, Dr. Parks, Chairman, Dr. Modic, Dr. Steinhauer, and, until January 28, 2008, Mr. Voboril. None of our executive officers has served as a director or member of the compensation committee of any other company whose executive officers, or any of them, serve as a member of our board or Compensation Committee.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS

The following table provides information about the shares of Common Stock authorized for issuance under our equity compensation plans as of July 31, 2008:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	286,868	$51.47	766,205	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	286,868	$51.47	766,205	(1)

(1)	Includes 471,205 shares issuable under our Employee Stock Purchase Plan in connection with current and future offering periods under that plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Analogic has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Fred B. Parks, Chairman

Michael T. Modic

Bruce W. Steinhauer

Sophie V. Vandebroek

Gerald L. Wilson

AUDIT COMMITTEE REPORT

The Audit Committee of our board is comprised of four members, each of whom qualifies as an “independent” director under current NASDAQ listing standards. The Audit Committee operates under a written charter adopted by the board.

The Audit Committee reviewed our audited financial statements for fiscal 2008, and discussed these financial statements with our management. Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our financial statements in accordance with generally accepted accounting principles and for issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with our management, internal accounting, financial and auditing personnel, and the independent auditors, the following:

•	the plan for, and the independent registered public accounting firm’s report on, the audit of our financial statements;

•	our financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

•	management’s selection, application, and disclosure of critical accounting policies;

•	changes in our accounting practices, principles, controls, or methodologies;

•	significant developments or changes in accounting rules applicable to Analogic; and

•	the adequacy of our internal controls and accounting, financial, and auditing personnel.

Management represented to the Audit Committee that our financial statements had been prepared in accordance with generally accepted accounting principles.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), with PricewaterhouseCoopers LLP.

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence, and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters disclosed in this letter and its independence from us. The Audit Committee also considered whether the independent registered public accounting firm’s provision of the other, non-audit-related services to us is compatible with maintaining such registered public accounting firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2008.

AUDIT COMMITTEE

James J. Judge, Chairman

Bruce W. Steinhauer

Edward F. Voboril

Gerald L. Wilson

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

General

Our Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to audit our financial statements for the fiscal year ending July 31, 2009, or fiscal 2009. PwC has served as our independent registered public accounting firm since 1991. Representatives of PwC are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders. Although stockholders ratification of the Audit Committee’s selection of PwC is not required by law or our organizational documents, the board believes that it is advisable to give stockholders an opportunity to ratify this selection. If the stockholders do not ratify the appointment of PwC, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee. However, even if the appointment of PwC is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in our stockholders’ best interests.

Our board of directors recommends a vote “FOR” ratification of the appointment of PwC as our independent registered public accounting firm for fiscal 2009.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees billed to us by our independent registered public accounting firm:

	Fiscal 2008	Fiscal 2007
	(In Thousands)	(In Thousands)
Audit Fees (a)	$1,954	$1,590
Audit-Related Fees (b)	65	34
Tax Fees (c)	44	79
All Other Fees (d)	2	3

	$2,065	$1,706

(a)	Fees for audit services billed related to fiscal 2008 consisted substantially of the following:
•	Audit of our July 31, 2008 annual financial statements
•	Reviews of our quarterly financial statements in fiscal 2008
•	Internal control attestation procedures as required by the Sarbanes-Oxley Act of 2002, Section 404
•	Audit services related to the acquisition of Copley Controls Corporation

Fees for audit services billed related to fiscal 2007 consisted substantially of the following:

•	Audit of our July 31, 2007 annual financial statements
•	Reviews of our quarterly financial statements in fiscal 2007
•	Internal control attestation procedures as required by the Sarbanes-Oxley Act of 2002, Section 404

(b)	Fees for audit-related services billed related to fiscal 2008 consisted of the following:
•	Filing of SEC Forms S-8 and 8-K with the SEC
•	Due diligence in connection with the acquisition of Copley Controls Corporation

Fees for audit-related services billed related to fiscal 2007 consisted of the following:

•	Filing of SEC Forms S-8 and 8-K with the SEC

(c)	Fees for tax services billed related to fiscal 2008 consisted substantially of the following:
•	U.S. and foreign tax compliance

Fees for tax services billed related to fiscal 2007 consisted substantially of the following:

•	U.S. and foreign tax compliance
•	Tax advice services relating to international restructuring plan

(d)	All other fees related to fiscal 2008 and fiscal 2007 consisted primarily of licenses to a web-based accounting research tool and an automated accounting disclosure checklist.

The fees related to the services above were approved by the Audit Committee.

The Audit Committee has adopted a policy in its charter to pre-approve all services (audit and non-audit) to be provided to Analogic by our independent registered public accounting firm, except that de minimis non-audit services may be approved in accordance with applicable SEC rules, including paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X. In considering the nature of the services provided by the independent registered public accounting firm, during fiscal 2008 and fiscal 2007 the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with our management and the independent registered public accounting firm to determine that they were permitted under the rules and regulations concerning auditor independence promulgated by the SEC and the American Institute of Certified Public Accountants. None of the services above were approved by the Audit Committee pursuant to the exception set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

PROPOSALS OF STOCKHOLDERS

A stockholder who intends to present a proposal for action at our 2010 annual meeting of stockholders may seek to have his or her proposal included in our proxy materials for that meeting by notifying us of such intention and furnishing the text of the proposal to us. Such notice must also include the stockholder’s address and statement of the number of shares of common stock held of record or beneficially by such stockholder and of the date or dates upon which such shares were acquired, and must be accompanied by documentary support for a claim of beneficial ownership. The proposal must satisfy the conditions established by the SEC for proposals to be considered for possible inclusion in the proxy materials relating to the 2010 annual meeting of stockholders. To have a proposal considered for inclusion in the proxy materials for the 2010 annual meeting of stockholders, a stockholder must give the notice mentioned above and submit his or her proposal no later than                     , 2009; provided that if the 2010 annual meeting of stockholders is not held within 30 days before or after the anniversary date of the 2009 annual meeting, the deadline for submitting proposals is a reasonable time before we begin to print and send our proxy materials. The notice and text should be sent to Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: John J. Fry, Vice President, General Counsel, and Secretary.

OTHER MATTERS

We know of no business which will be presented for consideration at the meeting other than that set forth in this proxy statement. However, if any such other business shall come before the meeting, the persons named in the proxies or their substitutes shall vote the proxies in respect of any such business in accordance with their best judgment.

The cost of preparing, assembling, and mailing the proxy materials will be borne by us. We may solicit proxies other than by the use of the mails, in that certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone, through correspondence, or in person, to obtain proxies. We will also request persons, firms, and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their out-of-pocket expenses in so doing.

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our annual report may have been sent to multiple stockholders in a household. We will promptly deliver a separate copy of either document to any stockholder who writes to or calls us at the following address or telephone number: Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: John J. Fry, Vice President, General Counsel, and Secretary; telephone number: 978-326-4000. If a stockholder wishes to receive separate copies of our annual report and proxy statement in the future, or if a stockholder is receiving multiple copies and would like to receive only one copy per household, the stockholder should contact his, her, or its bank, broker, or other nominee record holder. Alternatively, the stockholder may contact us at the above-referenced address or telephone number.

Electronic Access to Proxy Materials and Annual Report to Stockholders

Our stockholders can access this proxy statement and our 2008 Annual Report to Stockholders at www.proxyvote.com. For future annual meetings of stockholders, registered stockholders can consent to accessing their proxy statement and our Annual Report to Stockholders electronically in lieu of receiving them by mail. If you are a registered stockholder and you have not already done so, you can choose this option by following the instructions provided when voting via the Internet. If you choose this option, prior to each annual meeting of stockholders, you will receive in the mail or by email a Notice of Internet Availability of Proxy Materials. Your choice will remain in effect unless you revoke it by contacting our agent, Broadridge Financial Services, Inc., at 1-800-579-1693 or visiting Broadridge Financial Services, Inc.’s website at www.proxyvote.com. Stockholders who hold shares through a bank, brokerage firm or other nominee may request electronic access by contacting their nominee.

WE WILL FURNISH TO ANY STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SEC. A request for our Annual Report on Form 10-K should be sent to Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: John J. Fry, Vice President, General Counsel, and Secretary.

For the board of directors,

John J. Fry

Secretary

                    , 2008

IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND WISH YOUR STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN, DATE, AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, IS ENCLOSED FOR THAT PURPOSE.

APPENDIX A

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

Analogic Corporation, having a registered office at 8 Centennial Drive, Peabody, Massachusetts 01961, certifies as follows:

FIRST, The Restated Articles of Organization of the corporation are amended by this Amendment.

SECOND, this Amendment was duly adopted and approved on June 3, 2008 by the board of directors and January 26, 2009 by the shareholders in the manner required by law and the Restated Articles of Organization.

THIRD, the specific text of the amendments effected by this Amendment is as follows:

ARTICLE 6 is amended by adding the following paragraph h:

h. Required Vote for Election of Directors. The By-laws of the Corporation may, but are not required to, provide that at a meeting of stockholders other than a contested election meeting (as such term may be defined in the By-laws), a nominee for director shall be elected to the board of directors only if he or she receives the affirmative vote of a majority of the votes cast in that election, and in a contested election meeting, directors shall be elected by a plurality of the votes cast at such contested election meeting.

FOURTH, this Amendment does not authorize an exchange or effect a reclassification or cancellation of issued shares of the corporation.

FIFTH, this Amendment does not change the number of shares or par value (if any) of any type, or designate a class or series, of stock, or change a designation of any class or series of stock.

The foregoing amendments will become effective at the time and on the date when these Articles of Organization are approved by the Division.

Signed by

(signature of authorized individual)

☐	Chairman of the board of directors,

☐	President,

☐	Other officer,

☐	Court-appointed fiduciary,

on this             day of January 2009.

A-1

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $            having been paid, said articles are deemed to have been filed with me this             day of             20        , at             a.m./p.m.

time

Effective date:

(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

Contact information:

John J. Fry

Analogic Corporation

8 Centennial Drive

Peabody, MA 01960

Telephone: 978-326-4000

Email: jfry@analogic.com

A-2

APPENDIX B

By-law Amendment

Article II – Directors

Section 2. Number and Election. A board of directors of such number, not less than five, nor more than ten, as shall be fixed by the board before each annual meeting of the stockholders, shall be elected by the stockholders at the annual meeting. Notwithstanding anything to the contrary in Section 7 of Article I, and except as provided in Section 3 of this Article II, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present; provided that if, as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement with respect to such meeting (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees is greater than the number of directors to be elected, the directors shall be elected by a plurality of the votes cast by the stockholders entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must be greater than the number of votes cast “against” that director.

B-1

APPENDIX C

Analogic Corporation

Incumbent Director Resignation Policy

1.	Introduction

This document describes the policy of the Board of Directors (the “Board”) of Analogic Corporation (the “Company”) with respect to certain situations in which an incumbent director standing for re-election by the Company’s stockholders does not receive a majority affirmative vote of the shares voting on his or her re-election.

2.	Definitions

2.1.	“Incumbent Director” means an incumbent director standing for re-election by the Company’s stockholders.

2.2.	“Majority Affirmative Vote” means that, in an election in which a quorum is present, the number of votes cast “for” the re-election of an Incumbent Director is greater than the number votes cast “against” the re-election of the Incumbent Director.

2.3.	“N&CG Committee” means the Nominating and Corporate Governance Committee of the Board.

2.4.	“Tendered Resignation” means a resignation tendered by an Incumbent Director pursuant to this policy.

2.5.	“Uncontested Election” means an election of directors by the Company’s stockholders for which, as of a date that is fourteen (14) days in advance of the date that the Company files its definitive proxy statement with the Securities and Exchange Commission with respect to such election (regardless of whether such proxy statement is thereafter revised or supplemented), the number of nominees is less than or equal to the number of directors to be elected.

3.	Action by Incumbent Director

3.1.	An Incumbent Director who does not receive a Majority Affirmative Vote in an Uncontested Election shall promptly tender his or her resignation from the Board and from those Board committees on which the Incumbent Director serves.

3.2.	For the avoidance of doubt, this policy is applicable only in the case of an Uncontested Election.

3.3.	Any Incumbent Director who tenders his or her resignation pursuant to this policy shall not participate in the N&CG Committee’s or the Board’s consideration of:

3.3.1.	His or her Tendered Resignation; or

3.3.2. Except as provided in Section 7 (Tendered Resignation by Majority) below, in the consideration of the resignation of any other director tendered pursuant to this policy in connection with the same election of directors in which the Incumbent Director did not receive a Majority Affirmative Vote.

3.4.	An Incumbent Director may provide the N&CG Committee and/or the Board with any information that he or she deems relevant to the consideration of his or her Tendered Resignation.

4.	Recommendation by N&CG Committee

4.1.	The N&CG Committee shall consider the Tendered Resignation and, no later than sixty (60) days following the stockholders’ meeting at which the Incumbent Director did not receive a Majority Affirmative Vote, shall recommend to the Board the action or actions to be taken with respect to the Tendered Resignation.

4.2.	The N&CG Committee may recommend, among other things, that the Board:

4.2.1. Accept the Tendered Resignation;

4.2.2. Delay acceptance of the Tendered Resignation for a reasonable period of time sufficient to recruit and elect a new director;

4.2.3. Reject the Tendered Resignation but address the underlying reasons for the failure of the Incumbent Director to receive a Majority Affirmative Vote; or

4.2.4. Reject the Tendered Resignation without further action.

4.3.	If the N&CG Committee recommends that the Board accept the Tendered Resignation, the N&CG Committee shall also recommend to the Board whether to fill the vacancy resulting from the resignation or to reduce the size of the Board.

4.4.	In considering a Tendered Resignation, the N&CG Committee may consider those factors it deems relevant to its recommendation, including but not limited to the following:

4.4.1. The underlying reasons that the Incumbent Director did not receive a Majority Affirmative Vote;

4.4.2. The tenure and qualifications of the Incumbent Director;

4.4.3. The Incumbent Director’s past and expected future contributions to the Board;

4.4.4. The other policies of the Board; and

4.4.5. The overall composition of the Board, including whether accepting the Tendered Resignation would cause the Company to fail to meet the requirements of any law, regulation, or rule, including but not limited to the regulations of the Securities and Exchange Commission or the rules of any exchange on which the Company’s shares are listed or traded.

5.	Action by Board

5.1.	The Board shall act on the recommendation of the N&CG Committee no later than ninety (90) days following the stockholders’ meeting at which the Incumbent Director did not receive a Majority Affirmative Vote.

5.2.	In considering the N&CG Committee’s recommendation, the Board may consider those factors considered by the N&CG Committee, as well as any other factors that the Board deems to be relevant.

6.	Summary; Public Announcement

6.1.	This policy will be summarized or included in each proxy statement relating to election of directors of the Company.

6.2.	Following the Board’s decision, the Company will promptly publicly announce the Board’s decision. The announcement shall include an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the Tendered Resignation.

7.	Tendered Resignation by Majority

If, in any Uncontested Election, a majority of the members of the N&CG Committee are required to tender their resignation pursuant to this policy, then:

7.1.

If the number of independent directors who are not required to tender their resignation in connection with the Uncontested Election is three or more, the Board shall appoint a committee, which shall be comprised of at least three independent directors who are not required to tender their resignation as selected by the independent directors who are not required to tender their resignation, for the purpose of considering the Tendered Resignations in accordance with this policy;

7.2.	If the number of independent directors who are not required to tender their resignation in connection with the Uncontested Election is less than three, the Board shall appoint a committee, which shall be comprised of all independent directors, regardless of whether they are required to tender their resignation, for the purpose of considering the Tendered Resignations in accordance with this policy, provided that each independent director required to tender his or her resignation shall recuse himself or herself from consideration of his or her Tendered Resignation. The committee shall make the recommendation contemplated to be made by the N&CG Committee to the Board under this policy.

Adopted:

Analogic Corporation

8 Centennial Drive

Peabody, Massachusetts 01960

978-326-4000

ANALOGIC CORPORATION

8	CENTENNIAL DRIVE PEABODY, MA 01960

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until

11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

ANLGC1

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ANALOGIC CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” BOTH OF THE DIRECTOR

For

All

Withhold

All

For All

Except

To withhold authority to vote for an individual nominee, mark “For All Except” and write the number of the nominee on the line below.

NOMINEES AND “FOR” PROPOSALS 2 AND 3.

Proposals

1.	Vote on Directors

Nominees:

01) James J. Judge

02) Gerald L. Wilson

0 0 0

For Against Abstain

2. To consider and act upon amendments to the Articles of Organization and By-laws of Analogic Corporation to implement majority voting in connection with the election of directors.

3. To ratify the appointment of PricewaterhouseCoopers LLP as Analogic Corporation’s independent registered public accounting firm for the fiscal year ending July 31, 2009.

4. To act upon any and all matters incidental to any of the foregoing and transact such other business as may legally come before the meeting or any adjourned session or sessions thereof.

0 0 0

0 0 0

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and 0 write them on the back where indicated.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All stock holders must sign. When signing as attor ney, executor,

administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date

NLGC2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS JANUARY 26, 2009

The stockholder(s) hereby appoint(s) James W. Green, John J. Millerick, and John J. Fry, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Analogic Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, Eastern Time on January 26, 2009, at Analogic Corporation’s headquarters at 8 Centennial Drive, Peabody, Massachusetts

01960, and at any adjourned session or sessions thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. YOU MAY ALSO VOTE BY INTERNET OR PHONE FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS PROXY CARD.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE